Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports First Quarter Financial Results

ORLANDO, Fla. – April 28, 2016 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter financial results and reaffirmed its guidance for the full year 2016.

“Our first quarter results were in-line with our expectations as we continue our journey to execute our long term growth strategies,” said Stephen P. Weisz, president and chief executive officer. “First time buyer tours were up in the quarter, sales of new tour packages continue to grow ahead of expectations, and we have six new sales distributions coming on-line this year. For these reasons and more, I remain confident in our overall strategy and in reaffirming our previously provided full year 2016 guidance.”

First quarter 2016 highlights:

•	Adjusted fully diluted earnings per share (EPS) was $0.87, up 2.4 percent from $0.85 in the first quarter of 2015.

•	Adjusted EBITDA totaled $51.6 million, a decrease of $8.6 million year-over-year.

•	Company vacation ownership contract sales (which exclude residential sales) were $153.5 million, down 9.7 percent year-over-year. North America vacation ownership contract sales were $139.7 million, down 10.5 percent year-over-year.

•	Financing revenues, net of expenses and consumer financing interest expense, were $19.2 million, a $1.1 million, or 6.1 percent, increase from the first quarter of 2015.

•	Adjusted resort management and other services revenues, net of expenses, totaled $23.6 million, a $1.6 million, or 7.4 percent, increase from the first quarter of 2015.

•	During the first quarter of 2016, the company repurchased over 1.3 million shares of its common stock for $73.2 million.

•	The company completed the acquisition of an operating property located in the South Beach area of Miami Beach for $23.5 million for future use in its Marriott Vacation Club Destinations program.

First quarter 2016 net income was $24.4 million, or $0.82 diluted EPS, compared to net income of $34.1 million, or $1.03 diluted EPS, in the first quarter of 2015.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share, adjusted development margin and adjusted free cash flow are reconciled and adjustments are shown and described in further detail on pages A-1 through A-12 of the Financial Schedules that follow.

Marriott Vacations Worldwide Reports First Quarter 2016 Financial Results / 2

First Quarter 2016 Results

Company Results

Total company vacation ownership contract sales were $153.5 million, $16.5 million lower than the first quarter of last year. The decrease was driven mainly by $15.9 million of lower contract sales to existing owners in the company’s North America segment, as the prior year benefited from enhancements the company made to owner recognition levels. These enhancements helped drive a 7 percent increase in owner tours and a 1.4 point improvement in owner closing efficiency last year, resulting in contract sales growth of over 10 percent as compared to the first quarter of 2014. In addition, our Latin America sales channels were down roughly $2.5 million compared to the first quarter of last year, as the company continued to be impacted by a stronger U.S. dollar.

Adjusted development margin was $23.7 million, a $10.1 million decrease from the first quarter of 2015. Adjusted development margin percentage was 17.3 percent in the first quarter of 2016 compared to 21.6 percent in the first quarter of 2015 reflecting higher marketing and sales spending which included costs to drive future tour flow and start-up costs associated with the company’s new sales distributions as well as the impact of lower contract sales volumes. Development margin was $24.3 million, a $14.6 million decrease from the first quarter of 2015. Development margin percentage was 17.6 percent in the first quarter of 2016 compared to 21.2 percent in the first quarter of 2015.

Excluding the results of operations for the portion of the Surfers Paradise, Australia property that the company intends to sell, adjusted rental revenues totaled $78.2 million, a $2.0 million increase from the first quarter of 2015. Results reflected $1.4 million of higher revenue from operating properties we intend to convert to timeshare inventory, and $0.4 million of higher plus points revenue. Rental revenues net of expenses were $15.6 million, a $0.4 million decrease from the first quarter of 2015.

Excluding the results of operations for the portion of the Surfers Paradise, Australia property that the company intends to sell, adjusted resort management and other services revenues totaled $67.9 million, a $3.5 million increase from the first quarter of 2015. Adjusted resort management and other services revenues, net of expenses, were $23.6 million, a $1.6 million increase, or 7.4 percent, over the first quarter of 2015. Resort management and other services revenues, net of expenses, totaled $23.8 million, a $1.8 million increase, or 8.3 percent, from the first quarter of 2015.

Financing revenues totaled $29.2 million, a $0.2 million increase from the first quarter of 2015. Financing revenues, net of expenses and consumer financing interest expense, were $19.2 million, a $1.1 million increase, or 6.1 percent, from the first quarter of 2015.

General and administrative expenses were $25.3 million in the first quarter of 2016, a $2.5 million increase from the first quarter of 2015, driven by nearly $2 million of higher spending related to enhancements to the company’s owner facing technology as well as inflationary cost increases.

Adjusted EBITDA was $51.6 million in the first quarter of 2016, an $8.6 million, or 14.2 percent, decrease from $60.2 million in the first quarter of 2015.

Marriott Vacations Worldwide Reports First Quarter 2016 Financial Results / 3

Segment Results

North America

North America vacation ownership contract sales were $139.7 million in the first quarter of 2016, a decrease of $16.3 million, or 10.5 percent, from the prior year period. The decrease was driven mainly by $15.9 million of lower contract sales to existing owners, as the prior year benefited from enhancements the company made to owner recognition levels that helped drive a 7 percent increase in owner tours and a 1.4 point improvement in owner closing efficiency, resulting in contract sales growth of over 10 percent as compared to the first quarter of 2014. In addition, our Latin America sales channels were down roughly $2.5 million, as the company continued to be impacted by a stronger U.S. dollar.

Total tours in the first quarter of 2016 decreased 4.0 percent, driven by a decline in owner tours, which were down nearly 7 percent year-over-year. VPG decreased 3.9 percent to $3,496 in the first quarter of 2016 from $3,640 in the first quarter of 2015, driven by an 8 percent decline in owner VPG. The overall decline in VPG in the quarter was driven by lower closing efficiency, offset partially by higher points purchased per contract and pricing.

First quarter 2016 North America adjusted segment financial results were $91.5 million, a decrease of $5.2 million from the first quarter of 2015. The decrease was driven primarily by $6.5 million of lower development margin and $0.6 million of lower rental revenues net of expenses. These decreases were partially offset by $1.9 million of higher resort management and other services revenues net of expenses and $0.4 million of higher financing revenues. North America segment financial results were $89.5 million, an $8.2 million decrease from the first quarter of 2015.

Adjusted development margin was $25.7 million, an $8.7 million decrease from the prior year quarter. Adjusted development margin percentage was 20.6 percent in the first quarter of 2016 compared to 23.7 percent in the first quarter of 2015. Development margin was $25.7 million, a $6.5 million decrease from the first quarter of 2015. Development margin percentage was 20.6 percent in the first quarter of 2016 compared to 22.7 percent in the prior year quarter.

Asia Pacific

Total vacation ownership contract sales in the segment were $9.4 million, an increase of $0.8 million, or nearly 9 percent, from the first quarter of 2015. Adjusted segment financial results were $1.0 million, a $2.5 million decrease from the first quarter of 2015. Adjusted development margin was $2.2 million lower than the first quarter of last year, reflecting $0.8 million of higher marketing and sales costs related to start-up costs associated with the company’s new sales distribution in Surfers Paradise, Australia and $1.1 million of positive product cost true-up activity in 2015. Segment financial results were $1.0 million, an $8.4 million decrease from the first quarter of 2015 also reflecting $5.9 million of development margin in the prior year quarter related to the sale of all 18 residential units at the company’s former Macau location.

Marriott Vacations Worldwide Reports First Quarter 2016 Financial Results / 4

Europe

First quarter 2016 contract sales were $4.4 million, a decrease of $0.9 million from the first quarter of 2015. Segment financial results were $0.4 million, a $0.4 million increase from the first quarter of 2015 due primarily to higher development margin.

Share Repurchase Program and Dividends

During the first quarter of 2016, the company repurchased over 1.3 million shares of its common stock for a total of $73.2 million under its share repurchase program and paid two quarterly cash dividends totaling $17.6 million.

Balance Sheet and Liquidity

On March 25, 2016, cash and cash equivalents totaled $106.6 million. Since the beginning of the year, real estate inventory balances increased $46.0 million to $709.9 million, including $317.8 million of finished goods, $30.0 million of work-in-progress, and $362.1 million of land and infrastructure. The company had $699.3 million in gross debt outstanding at the end of the first quarter, an increase of $11.2 million from year-end 2015, consisting primarily of $688.0 million in gross non-recourse securitized notes. In addition, $40.0 million of gross mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the first quarter of 2016.

As of March 25, 2016, the company had approximately $196.7 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $102.3 million of gross vacation ownership notes receivable eligible for securitization in its warehouse credit facility.

Outlook

The company is reaffirming the following guidance for the full year 2016:

Adjusted EBITDA	$261 million to $276 million
Adjusted fully diluted EPS	$4.31 to $4.66
Adjusted net income	$126 million to $136 million
Adjusted free cash flow	$135 million to $155 million
Company contract sales growth	4 percent to 8 percent

Pages A-1 through A-12 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2016 expected GAAP results: net income of $123 million to $134 million; net cash provided by operating activities of $136 million to $146 million; and fully diluted EPS of $4.21 to $4.59, which increased from the previous guidance of $4.16 to $4.50 due entirely to a reduction in shares outstanding.

First Quarter 2016 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. ET today to discuss these results and its guidance for full year 2016. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports First Quarter 2016 Financial Results / 5

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13633825. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of April 28, 2016 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 1, 2016

TABLE OF CONTENTS

Consolidated Statements of Income - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-1

North America Segment Financial Results - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-2

Asia Pacific Segment Financial Results - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-3

Europe Segment Financial Results - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-4

Corporate and Other Financial Results - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-5

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 25, 2016 and March 27, 2015

A-6

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 25, 2016 and March 27, 2015

A-7

EBITDA and Adjusted EBITDA - 12 Weeks Ended March 25, 2016 and March 27, 2015	A-8

2016 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-9

2016 Outlook - Adjusted Free Cash Flow and Normalized Adjusted Free Cash Flow	A-10

Non-GAAP Financial Measures	A-11

Consolidated Balance Sheets	A-13

Consolidated Statements of Cash Flows	A-14

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 25, 2016	Items	March 25, 2016 **	March 27, 2015	Items	March 27, 2015 **
Revenues
Sale of vacation ownership products	$138,369	$—	$138,369	$183,906	$(28,420)	$155,486
Resort management and other services	69,629	(1,736)	67,893	64,417	—	64,417
Financing	29,224	—	29,224	29,052	—	29,052
Rental	80,288	(2,056)	78,232	76,199	—	76,199
Cost reimbursements	107,533	—	107,533	101,306	—	101,306

Total revenues	425,043	(3,792)	421,251	454,880	(28,420)	426,460

Expenses
Cost of vacation ownership products	35,617	—	35,617	64,962	(21,583)	43,379
Marketing and sales	78,412	—	78,412	79,995	(922)	79,073
Resort management and other services	45,797	(1,548)	44,249	42,409	—	42,409
Financing	4,629	—	4,629	4,905	—	4,905
Rental	64,660	(2,060)	62,600	60,158	—	60,158
General and administrative	25,297	—	25,297	22,777	—	22,777
Organizational and separation related	—	—	—	192	(192)	—
Reversal of litigation expense	(303)	303	—	(262)	262	—
Consumer financing interest	5,362	—	5,362	6,021	—	6,021
Royalty fee	13,357	—	13,357	13,000	—	13,000
Cost reimbursements	107,533	—	107,533	101,306	—	101,306

Total expenses	380,361	(3,305)	377,056	395,463	(22,435)	373,028

Gains and other income	7	(7)	—	887	(887)	—
Interest expense	(1,982)	—	(1,982)	(2,974)	—	(2,974)
Other	(2,542)	2,570	28	13	—	13

Income before income taxes	40,165	2,076	42,241	57,343	(6,872)	50,471
Provision for income taxes	(15,757)	(779)	(16,536)	(23,289)	975	(22,314)

Net income	$24,408	$1,297	$25,705	$34,054	$(5,897)	$28,157

Earnings per share - Basic	$0.84		$0.88	$1.05		$0.87

Earnings per share - Diluted	$0.82		$0.87	$1.03		$0.85

Basic Shares	29,123		29,123	32,299		32,299
Diluted Shares	29,640		29,640	33,009		33,009

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 25, 2016			March 27, 2015
Contract Sales
Vacation ownership	$153,494			$169,950
Residential products	—			28,420

Total contract sales	$153,494			$198,370

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 25, 2016	Items	March 25, 2016 **	March 27, 2015	Items	March 27, 2015 **
Revenues
Sale of vacation ownership products	$124,684	$—	$124,684	$141,728	$—	$141,728
Resort management and other services	61,665	—	61,665	58,575	—	58,575
Financing	27,408	—	27,408	27,056	—	27,056
Rental	72,508	—	72,508	71,715	—	71,715
Cost reimbursements	99,182	—	99,182	92,854	—	92,854

Total revenues	385,447	—	385,447	391,928	—	391,928

Expenses
Cost of vacation ownership products	30,662	—	30,662	40,501	—	40,501
Marketing and sales	68,315	—	68,315	69,017	—	69,017
Resort management and other services	38,152	—	38,152	36,968	—	36,968
Rental	55,956	—	55,956	54,611	—	54,611
Organizational and separation related	—	—	—	139	(139)	—
Reversal of litigation expense	(303)	303	—	(262)	262	—
Royalty fee	1,686	—	1,686	1,260	—	1,260
Cost reimbursements	99,182	—	99,182	92,854	—	92,854

Total expenses	293,650	303	293,953	295,088	123	295,211

Gains and other income	7	(7)	—	880	(880)	—
Other	(2,280)	2,308	28	16	—	16

Segment financial results	$89,524	$1,998	$91,522	$97,736	$(1,003)	$96,733

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 25, 2016			March 27, 2015
Contract Sales
Vacation ownership	$139,650			$155,993

Total contract sales	$139,650			$155,993

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 25, 2016	Items	March 25, 2016 **	March 27, 2015	Items	March 27, 2015 **
Revenues
Sale of vacation ownership products	$8,525	$—	$8,525	$36,278	$(28,420)	$7,858
Resort management and other services	3,497	(1,736)	1,761	863	—	863
Financing	981	—	981	1,006	—	1,006
Rental	5,621	(2,056)	3,565	2,352	—	2,352
Cost reimbursements	873	—	873	866	—	866

Total revenues	19,497	(3,792)	15,705	41,365	(28,420)	12,945

Expenses
Cost of vacation ownership products	1,709	—	1,709	21,996	(21,583)	413
Marketing and sales	6,211	—	6,211	5,557	(922)	4,635
Resort management and other services	3,552	(1,548)	2,004	850	—	850
Rental	5,788	(2,060)	3,728	2,496	—	2,496
Royalty fee	146	—	146	157	—	157
Cost reimbursements	873	—	873	866	—	866

Total expenses	18,279	(3,608)	14,671	31,922	(22,505)	9,417

Gains and other income	—	—	—	3	(3)	—
Other	(208)	208	—	(3)	—	(3)

Segment financial results	$1,010	$24	$1,034	$9,443	$(5,918)	$3,525

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 25, 2016			March 27, 2015
Contract Sales
Vacation ownership	$9,426			$8,659
Residential products	—			28,420

Total contract sales	$9,426			$37,079

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 25, 2016	Items	March 25, 2016 **	March 27, 2015	Items	March 27, 2015 **
Revenues
Sale of vacation ownership products	$5,160	$—	$5,160	$5,900	$—	$5,900
Resort management and other services	4,467	—	4,467	4,979	—	4,979
Financing	835	—	835	990	—	990
Rental	2,159	—	2,159	2,132	—	2,132
Cost reimbursements	7,478	—	7,478	7,586	—	7,586

Total revenues	20,099	—	20,099	21,587	—	21,587

Expenses
Cost of vacation ownership products	1,291	—	1,291	852	—	852
Marketing and sales	3,886	—	3,886	5,421	—	5,421
Resort management and other services	4,093	—	4,093	4,591	—	4,591
Rental	2,916	—	2,916	3,051	—	3,051
Royalty fee	49	—	49	76	—	76
Cost reimbursements	7,478	—	7,478	7,586	—	7,586

Total expenses	19,713	—	19,713	21,577	—	21,577

Gains and other income	—	—	—	4	(4)	—

Segment financial results	$386	$—	$386	$14	$(4)	$10

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 25, 2016			March 27, 2015
Contract Sales
Vacation ownership	$4,418			$5,298

Total contract sales	$4,418			$5,298

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 25, 2016	Items	March 25, 2016 **	March 27, 2015	Items	March 27, 2015 **
Expenses
Cost of vacation ownership products	$1,955	$—	$1,955	$1,613	$—	$1,613
Financing	4,629	—	4,629	4,905	—	4,905
General and administrative	25,297	—	25,297	22,777	—	22,777
Organizational and separation related	—	—	—	53	(53)	—
Consumer Financing Interest	5,362	—	5,362	6,021	—	6,021
Royalty fee	11,476	—	11,476	11,507	—	11,507

Total expenses	48,719	—	48,719	46,876	(53)	46,823

Interest expense	(1,982)	—	(1,982)	(2,974)	—	(2,974)
Other	(54)	54	—	—	—	—

Financial results	$(50,755)	$54	$(50,701)	$(49,850)	$53	$(49,797)

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Corporate and Other consists of results not specifically attributable to an individual segment, including expenses incurred to support our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements with Marriott International, consumer financing interest expense, other interest expense and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	March 25, 2016	March 27, 2015
Contract sales
Vacation ownership	$153,494	$169,950
Residential products	—	28,420

Total contract sales	153,494	198,370

Revenue recognition adjustments:
Reportability [1]	786	(1,513)
Sales Reserve[2]	(8,223)	(8,367)
Other[3]	(7,688)	(4,584)

Sale of vacation ownership products	$138,369	$183,906

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	March 25, 2016	Items	Adjustment	March 25, 2016**	March 27, 2015	Items	Adjustment	March 27, 2015**
Sale of vacation ownership products	$138,369	$—	$(786)	$137,583	$183,906	$(28,420)	$1,513	$156,999
Less:
Cost of vacation ownership products	35,617	—	(104)	35,513	64,962	(21,583)	562	43,941
Marketing and sales	78,412	—	(82)	78,330	79,995	(922)	105	79,178

Development margin	$24,340	$—	$(600)	$23,740	$38,949	$(5,915)	$846	$33,880

Development margin percentage[1]	17.6%			17.3%	21.2%			21.6%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	March 25, 2016	March 27, 2015
Contract sales
Vacation ownership	$139,650	$155,993
Residential products	—	—

Total contract sales	139,650	155,993

Revenue recognition adjustments:
Reportability [1]	88	(3,444)
Sales Reserve[2]	(7,406)	(6,334)
Other[3]	(7,648)	(4,487)

Sale of vacation ownership products	$124,684	$141,728

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	March 25, 2016	Items	Adjustment	March 25, 2016**	March 27, 2015	Items	Adjustment	March 27, 2015**
Sale of vacation ownership products	$124,684	$—	$(88)	$124,596	$141,728	$—	$3,444	$145,172
Less:
Cost of vacation ownership products	30,662	—	(24)	30,638	40,501	—	980	41,481
Marketing and sales	68,315	—	(8)	68,307	69,017	—	324	69,341

Development margin	$25,707	$—	$(56)	$25,651	$32,210	$—	$2,140	$34,350

Development margin percentage[1]	20.6%			20.6%	22.7%			23.7%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks Ended March 25, 2016 and March 27, 2015

(In thousands)

	12 Weeks Ended
	March 25, 2016	March 27, 2015
Net income	$24,408	$34,054
Interest expense [1]	1,982	2,974
Tax provision	15,757	23,289
Depreciation and amortization	5,125	4,065

EBITDA**	47,272	64,382

Non-cash share-based compensation [2]	2,524	2,643
Certain items	1,795	(6,872)

ADJUSTED EBITDA**	$51,591	$60,153

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.
[2]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-11 and A-12 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$123	$134
Adjustments to reconcile Net income to Adjusted net income
Certain items[1]	5	4
Provision for income taxes on adjustments to net income	(2)	(2)

Adjusted net income**	$126	$136

Earnings per share - Diluted [2]	$4.21	$4.59
Adjusted earnings per share - Diluted**, 2	$4.31	$4.66
Diluted shares [2]	29.2	29.2

**	Denotes non-GAAP financial measures. Please see pages A-11 through A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Certain items adjustment includes approximately $4 million to $5 million of non-capitalizable transaction costs.
[2]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through April 28, 2016.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Adjusted net income**	$126	$136
Interest expense[1]	8	8
Tax provision	90	95
Depreciation and amortization	22	22
Non-cash share-based compensation [2]	15	15

Adjusted EBITDA**	$261	$276

**	Denotes non-GAAP financial measures. Please see pages A-11 through A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.
[2]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-11 and A-12 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED FREE CASH FLOW AND NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income**	$126	$136	$131	$—		$131
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	84	84	84	—		84
Deferred income taxes	30	35	33	—		33
Net changes in assets and liabilities:
Notes receivable originations	(355)	(370)	(363)	—		(363)
Notes receivable collections	239	245	242	—		242
Inventory	(10)	(5)	(8)	8	[4]	—
Other working capital changes	22	21	22	—		22

Net cash provided by operating activities	136	146	141	8		149
Capital expenditures for property and equipment (excluding inventory):
New sales centers [2]	(20)	(18)	(19)	19	[2]	—
Other	(24)	(22)	(23)	3	[5]	(20)
Decrease in restricted cash	(5)	(5)	(5)	5	[6]	—
Borrowings from securitization transactions	290	292	291	—		291
Repayment of debt related to securitizations	(235)	(233)	(234)	—		(234)

Free cash flow**	142	160	151	35		186
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [3]	(7)	(5)	(6)	—		(6)

Adjusted free cash flow**	$135	$155	$145	$35		$180

**	Denotes non-GAAP financial measures. Please see pages A-11 through A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents the incremental investment in new sales centers.
[3]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2015 and 2016 year ends.
[4]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[5]	Represents normalized capital expenditures for property and equipment.
[6]	Represents normalized restricted cash activity.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the 12 weeks ended March 25, 2016 and March 27, 2015 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.

Certain items - 12 weeks ended March 25, 2016. In our Statement of Income for the 12 weeks ended March 25, 2016, we recorded $2.1 million of net pre-tax charges, which included $2.6 million of adjustments for transaction costs associated with acquisitions ($2.3 million in our North America segment, $0.2 million in our Asia Pacific segment and less than $0.1 million in our Corporate and Other segment) recorded under the “Other” caption, partially offset by a $0.3 million reversal of litigation expense in our in our North America segment recorded under the “Reversal of litigation expense” caption because actual costs were lower than expected, $0.2 million of net adjustments to exclude the results of operations from the portion of the Surfers Paradise, Australia property that we intend to sell, comprised of $2.1 million of Rental revenue and $1.7 million of Resort management and other services revenue, with corresponding adjustments of $2.1 million and $1.5 million to the respective expenses (of which $0.3 million was depreciation) in our Asia Pacific segment, as well as less than $0.1 million on the “Gains and other income” caption in our North America segment.

Certain items - 12 weeks ended March 27, 2015. In our Statement of Income for the 12 weeks ended March 27, 2015, we recorded $6.9 million of net pre-tax items, which included a $28.4 million adjustment to exclude the bulk sale of 18 units in our Asia Pacific segment recorded under the “sale of vacation ownership products” caption, with corresponding adjustments of $21.6 million and $0.9 million to the “Cost of vacation ownership products” and Marketing and sales” captions, respectively, a $0.9 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption, and a $0.3 million reversal of litigation expense in our North America segment recorded under the “Reversal of litigation expense” caption because actual costs were lower than expected, partially offset by $0.2 million of organizational and separation related costs ($0.1 million in our North America segment and $0.1 million in our Corporate and Other segment) recorded under the “Organizational and separation related” caption.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income on page A-11. Additionally, beginning with the first quarter of 2016, we exclude non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of these items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash items, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited) March 25, 2016	January 1, 2016
ASSETS
Cash and cash equivalents	$106,613	$177,061
Restricted cash (including $24,768 and $26,884 from VIEs, respectively)	55,252	71,451
Accounts and contracts receivable, net (including $4,527 and $4,893 from VIEs, respectively)	131,538	131,850
Vacation ownership notes receivable, net (including $680,888 and $669,179 from VIEs, respectively)	908,587	920,631
Inventory	715,072	669,243
Property and equipment	222,516	288,803
Other	191,207	140,679

Total Assets	$2,330,785	$2,399,718

LIABILITIES AND EQUITY
Accounts payable	$80,618	$139,120
Advance deposits	77,141	69,064
Accrued liabilities (including $292 and $669 from VIEs, respectively)	178,642	164,791
Deferred revenue	28,562	35,276
Payroll and benefits liability	75,749	104,331
Liability for Marriott Rewards customer loyalty program	—	35
Deferred compensation liability	55,437	51,031
Mandatorily redeemable preferred stock of consolidated subsidiary, net	39,029	38,989
Debt, net (including $688,023 and $684,604 from VIEs, respectively)	689,234	678,793
Other	72,582	32,945
Deferred taxes	114,765	109,076

Total Liabilities	1,411,759	1,423,451

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,564,810 and 36,393,800 shares issued, respectively	366	364
Treasury stock - at cost; 8,171,238 and 6,844,256 shares, respectively	(503,218)	(429,990)
Additional paid-in capital	1,149,442	1,150,731
Accumulated other comprehensive income	12,937	11,381
Retained earnings	259,499	243,781

Total Equity	919,026	976,267

Total Liabilities and Equity	$2,330,785	$2,399,718

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	12 weeks ended
	March 25, 2016	March 27, 2015
OPERATING ACTIVITIES
Net income	$24,408	$34,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,125	4,065
Amortization of debt issuance costs	1,300	1,267
Provision for loan losses	8,287	8,437
Share-based compensation	2,524	2,643
Deferred income taxes	5,549	8,600
Equity method income	(28)	(13)
Gain on disposal of property and equipment, net	(7)	(887)
Non-cash reversal of litigation expense	(303)	(262)
Net change in assets and liabilities:
Accounts and contracts receivable	21	(4,643)
Notes receivable originations	(57,524)	(48,946)
Notes receivable collections	60,532	67,518
Inventory	(14,970)	44,883
Purchase of operating hotels for future conversion to inventory	—	(46,614)
Other assets	(5,285)	(8,096)
Accounts payable, advance deposits and accrued liabilities	(27,836)	(25,064)
Deferred revenue	(6,785)	(11,624)
Payroll and benefit liabilities	(28,586)	(19,583)
Liability for Marriott Rewards customer loyalty program	(36)	(4,474)
Deferred compensation liability	4,406	2,921
Other liabilities	39,399	27,937
Other, net	(313)	(50)

Net cash provided by operating activities	9,878	32,069

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(6,331)	(10,562)
Decrease in restricted cash	16,133	47,103
Dispositions, net	9	197

Net cash provided by investing activities	9,811	36,738

FINANCING ACTIVITIES
Borrowings from securitization transactions	51,130	—
Repayment of debt related to securitization transactions	(47,711)	(78,811)
Proceeds from vacation ownership inventory arrangement	—	5,375
Repurchase of common stock	(73,228)	(51,281)
Payment of dividends	(17,585)	(8,081)
Proceeds from stock option exercises	—	90
Payment of withholding taxes on vesting of restricted stock units	(3,864)	(9,061)
Other	591	80

Net cash used in financing activities	(90,667)	(141,689)

Effect of changes in exchange rates on cash and cash equivalents	530	(1,453)
DECREASE IN CASH AND CASH EQUIVALENTS	(70,448)	(74,335)
CASH AND CASH EQUIVALENTS, beginning of period	177,061	346,515

CASH AND CASH EQUIVALENTS, end of period	$106,613	$272,180